                                                                   EXHIBIT 10.55

                                                                  EXECUTION COPY





                                   GUARANTEE




                                    made by




                          HANOVER COMPRESSOR COMPANY




                           HANOVER COMPRESSION INC.




                       and certain of their Subsidiaries




                         Dated as of October 27, 2000

                               TABLE OF CONTENTS

1.       Defined Terms.........................................................................................   1
--       -------------

2.       Guaranty..............................................................................................   2
--       --------

3.       Right of Set-off......................................................................................   3
--       ----------------

4.       No Subrogation........................................................................................   3
--       --------------

5.       Amendments, etc. with respect to the Guaranteed Obligations; Waiver of Rights.........................   3
--       -----------------------------------------------------------------------------

6.       Guarantee Absolute and Unconditional..................................................................   4
--       ------------------------------------

7.       Reinstatement.........................................................................................   5
--       -------------

8.       Payments..............................................................................................   5
--       --------

9.       Representations, Warranties...........................................................................   5
--       ---------------------------
         9.1      Financial Condition..........................................................................   5
         ---      -------------------
         9.2      No Change....................................................................................   6
         ---      ---------
         9.3      Corporate Existence; Compliance with Law.....................................................   6
         ---      ----------------------------------------
         9.4      Corporate Power; Authorization; Enforceable Obligations......................................   6
         ---      -------------------------------------------------------
         9.5      No Legal Bar.................................................................................   7
         ---      ------------
         9.6      No Material Litigation.......................................................................   7
         ---      ----------------------
         9.7      No Default...................................................................................   7
         ---      ----------
         9.8      Ownership of Property; Liens; Leases of Equipment............................................   7
         ---      -------------------------------------------------
         9.9      Intellectual Property........................................................................   8
         ---      ---------------------
         9.10     Taxes........................................................................................   8
         ----     -----
         9.11     Federal Regulations..........................................................................   8
         ----     -------------------
         9.12     ERISA........................................................................................   8
         ----     -----
         9.13     Investment Company Act; Other Regulations....................................................   9
         ----     -----------------------------------------
         9.14     Subsidiaries.................................................................................   9
         ----     ------------
         9.15     Environmental Matters........................................................................   9
         ----     ---------------------
         9.16     Accuracy and Completeness of Information.....................................................  10
         ----     ----------------------------------------
         9.17     Senior Indebtedness..........................................................................  10
         ----     -------------------
         9.18     Representations and Warranties in Equipment Guarantees.......................................  10
         ----     ------------------------------------------------------

10.      Affirmative Covenants of the Guarantor................................................................  10
---      --------------------------------------
         10.1     Financial Statements.........................................................................  10
         ----     --------------------
         10.2     Certificates; Other Information..............................................................  11
         ----     -------------------------------
         10.3     Payment of Obligations.......................................................................  12
         ----     ----------------------
         10.4     Conduct of Business and Maintenance of Existence.............................................  12
         ----     ------------------------------------------------
         10.5     Maintenance of Property; Insurance...........................................................  13
         ----     ----------------------------------

                                                                                                                Page
                                                                                                                ----
         10.6     Inspection of Property; Books and Records; Discussions.......................................  13
         ----     ------------------------------------------------------
         10.7     Notices......................................................................................  13
         ----     -------
         10.8     Environmental Laws...........................................................................  14
         ----     ------------------
         10.9     Subsequent Guarantees........................................................................  15
         ----     ---------------------

11.      Negative Covenants....................................................................................  15
---      ------------------
         11.1     Financial Condition Covenants................................................................  15
         ----     -----------------------------
         11.2     Limitation on Indebtedness...................................................................  16
         ----     --------------------------
         11.3     Limitation on Liens..........................................................................  17
         ----     -------------------
         11.4     Limitation on Guarantee Obligations.  Create, incur, assume or suffer to exist any
         ----     ----------------------------------------------------------------------------------
                  Guarantee Obligation except:.................................................................  19
                  ----------------------------
         11.5     Limitations on Fundamental Changes...........................................................  19
         ----     ----------------------------------
         11.6     Limitation on Sale or Lease of Assets........................................................  20
         ----     -------------------------------------
         11.7     Limitation on Leases.........................................................................  21
         ----     --------------------
         11.8     Limitation on Dividends......................................................................  21
         ----     -----------------------
         11.9     Limitation on Derivatives....................................................................  22
         ----     -------------------------
         11.10    Limitation on Investments, Loans and Advances................................................  22
         -----    ---------------------------------------------
         11.11    Limitation on Optional Payments and Modifications of Debt Instruments........................  23
         -----    ---------------------------------------------------------------------
         11.12    Transactions with Affiliates.................................................................  23
         -----    ----------------------------
         11.13    Sale and Leaseback...........................................................................  23
         -----    ------------------
         11.14    Corporate Documents..........................................................................  24
         -----    -------------------
         11.15    Fiscal Year..................................................................................  24
         -----    -----------
         11.16    Nature of Business...........................................................................  24
         -----    ------------------
         11.17    Unqualified Subsidiaries.....................................................................  24
         -----    ------------------------

12.      Miscellaneous.........................................................................................  24
---      -------------
         12.1     Notices......................................................................................  24
         ----     -------
         12.2     Severability.................................................................................  25
         ----     ------------
         12.3     Integration..................................................................................  25
         ----     -----------
         12.4     Amendments in Writing; No Waiver; Cumulative Remedies........................................  25
         ----     -----------------------------------------------------
         12.5     Section Headings.............................................................................  25
         ----     ----------------
         12.6     Successors and Assigns.......................................................................  25
         ----     ----------------------
         12.7     SUBMISSION TO JURISDICTION; WAIVERS..........................................................  26
         ----     -----------------------------------
         12.8     GOVERNING LAW................................................................................  26
         ----     -------------
         12.9     Survival of Representations, Warranties, etc.................................................  26
         ----     --------------------------------------------
         12.10    Authority of Agent...........................................................................  27
         -----    ------------------
         12.11    Third Party Beneficiaries....................................................................  27
         -----    -------------------------
         12.12    Right of Contribution........................................................................  27
         -----    ---------------------
         12.13    WAIVER OF JURY TRIAL.........................................................................  27
         -----    --------------------

                                                                            Page
                                                                            ----

Schedules
Schedule  9.2        Material Changes
Schedule  9.4        Required Consents
Schedule  9.14       Subsidiaries
Schedule  9.15       Environmental
Schedule  11.2       Existing Indebtedness
Schedule  11.3(1)    Existing Liens
Schedule  11.3(n)    Additional Existing Liens
Schedule  11.3(t)    Additional Liens
Schedule  11.6(i)    Lease of Assets
Schedule  11.12      Affiliate Transactions
Schedule  11.13      Sale and Leaseback Transactions

                                   GUARANTEE

          GUARANTEE dated as of October 27, 2000, made by HANOVER COMPRESSOR COMPANY, a Delaware corporation, HANOVER COMPRESSION INC., a Delaware corporation, and each of their Subsidiaries that are signatories hereto (individually, a "Guarantor", collectively, the "Guarantors"), in favor of the
                  ---------                      ----------
Beneficiaries (as hereinafter defined).

                             Preliminary Statement
                             ---------------------

          The Guarantors wish to induce (i) Hanover Equipment Trust 2000B (the "Lessor") to enter into the Lease and the other Operative Agreements to which it
 ------
is a party; (ii) the Lenders to enter into the Credit Agreement and the other Operative Agreements to which they are party; and (iii)Bank Hapoalim B.M. and FBTC Leasing Corp. (the "Investors") to enter into the Participation Agreement
                         ---------
(as hereinafter defined) and the other Operative Agreements to which they are a party.

          NOW, THEREFORE, in consideration of the premises contained herein and to induce (i) the Lessor to enter into the Lease and the other Operative Agreements to which it is a party; (ii) the Lenders to enter into the Credit Agreement and the other Operative Agreements to which it is a party; and (iii) the Investors to enter into the Participation Agreement and the other Operative Agreements to which it is a party, the Guarantors hereby agree for the benefit of the Lessor, the Agent, for the ratable benefit of the Lenders and the Investors and their respective successors and assigns (individually a "Beneficiary", collectively, the "Beneficiaries"), as follows:
 -----------                      -------------

          1.   Defined Terms. (a) Capitalized terms not otherwise defined herein
          ------------------
(including in the Preliminary Statement) shall have the meanings ascribed to them in Annex A to the Participation Agreement dated as of the date hereof among
        -------
Hanover Compression Inc. ("HCC"), the Lessor, the Investors, The Chase Manhattan
                           ---
Bank, as agent (the "Agent") and the several banks and financial institutions
                     -----
from time to time party thereto (the "Lenders"), as the same may from time to
                                      -------
time be amended, supplemented or otherwise modified (the "Participation
                                                          -------------
Agreement").
---------

          (b) As used herein, the following terms shall have the following meanings:

               "Agreement" means this Guarantee, as the same may be amended,
                ---------
supplemented or otherwise modified from time to time.

               "Contribution Obligations" means the collective reference to the
                ------------------------
outstanding amount of the Investor Contributions and the Investor Yield with respect thereto and all rights of the Investors to receive distributions under the Trust Agreement and any of the other Operative Agreements.

               "Guaranteed Obligations" means the collective reference to (i)
                ----------------------
the Note Obligations, (ii) the Contribution Obligations and (iii) the Lease Obligations and, with respect to each such obligation, interest accruing thereon at the applicable rate provided in the Operative Agreements after maturity and interest accruing at the then applicable rate provided in the

Operative Agreements after the filing of any petition in bankruptcy, or the commencement of an insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether such obligations are direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise, under, out of or in connection with any of the Operative Agreements, any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, Investor Contributions or Investor Yield, reimbursement obligations, fees, indemnities, costs, expenses, or payment obligations (including, without limitation, all fees and disbursements of counsel to any of the Beneficiaries that are required to be paid by HCC pursuant to the terms of the Operative Agreements).

               "Lease Obligations" means the collective reference to the payment
                -----------------
obligations and undertakings applicable to HCC contained in or arising under the Lease or any of the other Operative Agreements to which HCC is a party, including, but not limited to, the full and punctual payment by HCC, when due, of any and all Rent, the payments required pursuant to Section 17.2 and 17.3 of the Lease, the Purchase Option Price and the Maximum Residual Guarantee Amount.

               "Note Obligations" means the collective reference to the unpaid
                ----------------
principal of and interest on the Notes and all other payment obligations and liabilities of the Lessor to the Agent and the Lenders under the Notes, the Credit Agreement and any of the other Operative Agreements.

          2.   Guaranty.  (a)  Subject to the provisions of paragraph 2(b) and
          -------------
(c), the Guarantors hereby, jointly and severally, unconditionally and irrevocably guaranty to the Beneficiaries and their respective successors, endorsees, transferees and assigns the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.

          (b) Anything to the contrary notwithstanding, the Guarantors shall not at anytime be required to make any payment with regard to the Tranche B Loans or with respect to the Contribution Obligations unless at such time a Lease Event of Default has occurred and is continuing.

          (c) Anything herein or in any other Operative Agreement to the contrary notwithstanding, the maximum liability of each Guarantor (other than Holdings and HCC) hereunder and under the other Operative Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

          (d) The Guarantors further agree, jointly and severally, to pay any and all costs, expenses (including all fees and disbursements of counsel) and damages which may be paid or incurred in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting from the Guarantors, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantors under this Guarantee.

          3.   Right of Set-off.  In addition to any rights now or hereafter
          ---------------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each of the Investors, Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower, the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Investor, Agent or such Lender (including, without limitation, by branches and agencies of such Investor, Agent or such Lender wherever located) to or for the credit or the account of the Guarantors against and on account of the obligations and liabilities of the Guarantors hereunder or under any of the other Operative Agreements, and all other claims of any nature or description arising out of or connected with this Guarantee or any other Operative Agreement, irrespective of whether such Investor, Agent or such Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each of the Investors, Agent and each Lender shall notify such Guarantor promptly of any such set-off and the application made by such Investor, Agent or such Lender; provided, that the failure to give such notice shall not affect the
        --------
validity of such set-off and application.

          4.   No Subrogation.  Notwithstanding any payment or payments made by
          -------------------
the Guarantors hereunder or any set-off or application of funds of the Guarantors by any Lender, the Guarantors shall not be entitled to exercise or enforce any subrogation rights of the Investors, Agent or any Lender against the Borrower or any other Person or any collateral security or guarantee or right of offset held by the Investors, Agent or any Lender for the payment of the Guaranteed Obligations, nor shall the Guarantors seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Person in respect of payments made by the Guarantors hereunder, until all amounts owing to the Investors, Agent and the Lenders by the Borrower on account of the Guaranteed Obligations and all amounts owing hereunder are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantors on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full or the Commitments shall not have been terminated, such amount shall be held by the Guarantors in trust for the Investors, Agent and the Lenders, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by the Guarantors, be turned over to the Agent in the exact form received by the Guarantors (duly indorsed by the Guarantors to the Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Agent may determine.

          5.   Amendments, etc. with respect to the Guaranteed Obligations;
          ----------------------------------------------------------------
Waiver of Rights.  The Guarantors shall remain obligated hereunder
----------------
notwithstanding that, without any reservation of rights against the Guarantors and without notice to or further assent by the Guarantors, any demand for payment of any of the Guaranteed Obligations made by the Investors, Agent or any Lender may be rescinded by such party and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Investors, Agent or any

Lender, and the Credit Agreement, the Participation Agreement and the other Operative Agreements may be amended, modified, supplemented or terminated, in whole or in part, as the Agent (or the Required Lenders, as the case may be) may deem advisable from time to time in accordance with the terms thereof, and any collateral security, guarantee or right of offset at any time held by the Investors, Agent or any Lender for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. Neither the Investors, Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantors, the Investors, Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Investors, Agent or any Lender to make any such demand or to collect any payments from the Borrower or any other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantors from their obligations under this Guarantee, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Investors, Agent or any Lender against the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

          6.   Guarantee Absolute and Unconditional.  Each Guarantor waives any
          -----------------------------------------
and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Investors, Agent or any Lender upon this Guarantee or acceptance of this Guarantee, the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower and such Guarantor, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or such Guarantor with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee and surety of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement or any other Operative Agreement, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Investors, Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or such Guarantor against the Investors, Agent or any Lender, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Investors, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Investors, Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Investors, the Agent and the Lenders against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon such Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Investors, the Lessor, the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of such Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Guaranteed Obligations.

          7.   Reinstatement.  This Guarantee shall continue to be effective,
          ------------------
or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Investors, Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or the Guarantors, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or the Guarantors or any substantial part of its property, or otherwise, all as though such payments had not been made.

          8.   Payments.  The Guarantors hereby guarantee that payments
          -------------
hereunder will be paid to the Agent without set-off or counterclaim in Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

          9.   Representations, Warranties.  In order to induce the Lenders to
          --------------------------------
enter into the Credit Agreement and to make the Loans, the Investors to enter into the Participation Agreement and make the Investor Contribution and the Lessor to enter into the Lease, Holdings and HCC hereby jointly and severally represent and warrant to the Beneficiaries as follows, all of which shall survive the execution and delivery of this Guarantee and the Credit Agreement and the making of the Loans:

          9.1  Financial Condition.  (a)  The unaudited pro forma consolidated
          ------------------------                      --- -----
balance sheet of HCC and its consolidated Subsidiaries as at June 30, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which
                                    -----------------------
have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to the consummation of the TIDES issuance. The Pro Forma Balance Sheet has been prepared based on the best information available to Holdings and HCC as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated
                                                  --- -----
financial position of HCC and its consolidated Subsidiaries as at June 30, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

          (b) The audited consolidated balance sheets of HCC as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of HCC as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of HCC as at March 31, 2000 and June 30, 2000, and the related unaudited consolidated statements of income and cash flows for the three and six-month periods ended on such date, present fairly in all material respects the consolidated financial condition of HCC as at such date, and the consolidated results of its operations and its consolidated cash flows for the three and six-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Holdings, HCC and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 2000 to and including the date hereof there has been no Disposition by Holdings or any of its Subsidiairies, as applicable, of any material part of their business or property (other than to Holdings or any of its Subsiciaries).

          9.2  No Change.  Since June 30, 2000 (a) there has been no
          --------------
development or event nor any prospective development or event, which has had or would reasonably be expected to have a Material Adverse Effect and (b) except as disclosed on Schedule 9.2 to this Agreement, as of the date of this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or HCC nor has any of the Capital Stock of Holdings or HCC (other than in connection with the Restructuring) been redeemed, retired, purchased or otherwise acquired for value by Holdings or any of its respective Subsidiaries.

          9.3  Corporate Existence; Compliance with Law.  Each Guarantor (a) is
          ---------------------------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          9.4  Corporate Power; Authorization; Enforceable Obligations.  Each
          ------------------------------------------------------------
Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform the Operative Agreements to which it is a party. HCC has the corporate power and authority, and the legal right, to perform the Operative Agreements and has taken all necessary corporate action to authorize the performing under the Operative Agreements on the terms and conditions of the Operative Agreements. Each Guarantor has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (other than consents that have been obtained and consents or authorizations the failure to obtain would not, in the aggregate, reasonably be expected to have a Material Adverse Effect) is required in connection with the Loans or with the execution, delivery, performance, validity or enforceability of this Guarantee or any of the other Operative Agreements, except consents, authorizations, filings and notices described in Schedule 9.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. This Guarantee has been duly executed and delivered on behalf of the Guarantors party hereto. This Guarantee constitutes, each Operative Agreement when executed and delivered will constitute, a legal, valid and binding obligation of the Guarantors party thereto enforceable against such Guarantors in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          9.5  No Legal Bar.  The execution, delivery and performance of this
          -----------------
Guarantee and the other Operative Agreements, the Loans and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Guarantor party thereto and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except as contemplated hereby or thereby and except to the extent any such violation or creation or imposition of a Lien would not reasonably be expected to have a Material Adverse Effect.

          9.6  No Material Litigation.  Except as set forth in HCC's Form 10-Q,
          ---------------------------
filed with respect to the period ending June 30, 2000, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of HCC, threatened by or against any Guarantor or against any of their respective properties or revenues (a) with respect to this Guarantee or the other Operative Agreements or any of the transactions contemplated hereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

          9.7  No Default.  None of the Guarantors nor any of their respective
          ---------------
Subsidiaries is in default under or with respect to any of their respective Contractual Obligations in any respect which if not cured would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          9.8  Ownership of Property; Liens; Leases of Equipment.  Each of the
          ------------------------------------------------------
Guarantors has good record and marketable title in fee simple (except for exceptions to title as will not in the aggregate materially interfere with the present or contemplated use of the property affected thereby) to, or a valid leasehold interest in, all its real property, and good title to all its other property, and none of such property is subject to any Lien except as permitted by Section 11.3. None of the Equipment or Inventory (as defined in the Uniform Commercial Code) owned by any Guarantor has been leased by such Guarantor as lessor, except pursuant to operating leases (which do not constitute Financing Leases). As used herein, Equipment or Inventory leased by a Guarantor under a Financing Lease shall be deemed "owned" by such Guarantor.

          9.9  Intellectual Property.  Each Guarantor owns, or is licensed to
          --------------------------
use, all trademarks, tradenames, trade secrets, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). To
                                                 ---------------------
the knowledge of each Guarantor, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does each Guarantor know of any valid basis for any such claim, which would reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Guarantors does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          9.10 Taxes.  Each of the Guarantors has filed or caused to be filed
          ----------
all tax returns which, to the knowledge of each Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of any of the Guarantors, as the case may be); no tax Lien has been filed against the property of any Guarantor, and, to the knowledge of each Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge.

          9.11 Federal Regulations.  No part of the proceeds of any Loans will
          ------------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, HCC will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

          9.12 ERISA.  Neither a Reportable Event nor an "accumulated funding
          ----------
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred and no lien in favor of the PBGC or a Plan has arisen during the five-year period prior to the date as of which this representation is deemed made. The present value of all accrued benefits under each Single Employer Plan maintained by HCC, or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither HCC nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither HCC nor any Commonly Controlled Entity would become subject to any liability under ERISA if HCC or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of HCC and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

          9.13 Investment Company Act; Other Regulations.  None of the
          ----------------------------------------------
Guarantors is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. None of the Guarantors is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness or change rates or change tariffs. None of the Guarantors are "holding companies" or "subsidiary companies" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          9.14 Subsidiaries.  As of the Initial Closing Date, Holdings has no
          -----------------
Subsidiaries other than as set forth on Schedule 9.14.  Except if a Guarantor,
                                        -------------
other than cash or Cash Equivalents located in bank accounts at the Agent, none of the assets owned by any Unqualified Subsidiary as of the date hereof are located within the United States of America or any territory thereof.

          9.15 Environmental Matters.  Each of the representations and
          --------------------------
warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property owned or operated by any of the Guarantors (the "Properties"), except to the extent that the facts
                            ----------
and circumstances giving rise to any such failure to be so true and correct would not reasonably be expected to have a Material Adverse Effect:

          (a)  Except as set forth on Schedule 9.15, the Properties do not
                                      -------------
     contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Substances in concentrations which violate Environmental Laws.

          (b)  Except as set forth on Schedule 9.15, the Properties and all
                                      -------------
     operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Substances contamination or violation of any Environmental Law which would reasonably be expected to interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

          (c)  Except as set forth on Schedule 9.15, none of the Guarantors has
                                      -------------
     received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or environmental permit compliance with regard to the Properties which have not been resolved, nor is HCC aware that any Governmental Authority is contemplating delivering to any Guarantor any such notice.

          (d) Hazardous Substances have not been generated, treated, stored, disposed of, at, on or under any of the Properties in concentrations that violate Environmental Laws, nor have any Hazardous Substances been transferred to any other location, in violation of any Environmental Laws from the Properties or as a result of the sale or lease of any equipment or inventory of any Guarantor.

          (e) There are no governmental, administrative actions or judicial proceedings pending or contemplated under any Environmental Laws to which any Guarantor is or to HCC's knowledge will be named as a party with respect to the Properties, nor to HCC's knowledge are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

          9.16 Accuracy and Completeness of Information.  The factual statements
          ---------------------------------------------
contained in the Operative Agreements and each other agreement, instrument, certificate and document related thereto and any other certificates or documents furnished or to be furnished to the Investors, the Agent or the Lenders by any Guarantor from time to time in connection with this Guarantee (in any case excluding any of the financial statements referred to in Section 9.1(a) and 10.1 hereof), taken as a whole, and taking into consideration all corrections or substituted documents, do not and will not, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein.

          9.17 Senior Indebtedness.  The Guaranteed Obligations constitute
          ------------------------
"Senior Indebtedness" of HCC under and as defined in the Shareholder Subordinated Loan Agreement. The obligations of the Guarantors under the Agreement constitute "Senior Indebtedness" of such applicable Guarantors under and as defined in the Shareholder Subordinated Loan Agreement.

          9.18 Representations and Warranties in Equipment Guarantees.  The
          -----------------------------------------------------------
representations and warranties contained in Section 9 of the Equipment Guarantees and in any amendment, consent or waiver thereto were true and correct in all material respects on and as of the dates when made pursuant to the Equipment Guarantees.

          10.  Affirmative Covenants of the Guarantor.  Each Guarantor hereby
          -------------------------------------------
covenants and agrees that so long as this Guarantee is in effect and until the Commitments have terminated and the Guaranteed Obligations and all amounts owing hereunder are paid in full such Guarantor will:

          10.1 Financial Statements.  Furnish to each Lender and each of the
          -------------------------
Investors:

          (a) as soon as available for distribution to shareholders and creditors generally, but in any event within 120 days after the end of each fiscal year of Holdings, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries, as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Lenders;

          (b) as soon as available for distribution to shareholders and creditors generally, but in any event within 90 days after the end of each fiscal year of Holdings, a copy of the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, as at the end of such year, and the related unaudited consolidated statements of income and retained earnings and of cash flows for such year, in each case setting forth in comparative form the figures for the corresponding period of the previous year and the figures for such period as shown on the budgets of Holdings for such year; and

          (c) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income and retained earnings and of cash flows of Holdings and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding period of the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of Holdings and its consolidated Subsidiaries, (subject to normal year-end audit adjustments), and in each case setting forth in comparative form the figures for such periods as shown on the budgets of such Person for such year;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          10.2 Certificates; Other Information.  Furnish to each Lender and
          ------------------------------------
each of the Investors:

          (a) concurrently with the delivery of the financial statements referred to in subsection 10.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and 10.1(c), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Holdings during such period has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Guarantee and the other Operative Agreements to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, such certificate to include the original total dollar amount of any Equipment True Leases;

          (c) not later than 45 days following the end of each fiscal year of Holdings, a copy of the projections by Holdings of the operating budget and cash flow budget of Holdings and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (d) (i) within five days after the same are sent, copies of all financial statements and reports which Holdings, if at such time any class of Holding's securities are held by the public, sends to its stockholders generally, or, if otherwise, such financial statements and reports as are made generally available to the public, and (ii) within five days after the same are filed, copies of all financial statements and reports which Holdings may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and (c), a management summary describing and analyzing the performance of Holdings and its Subsidiaries during the periods covered by such financial statements;

          (f) within 45 days after the end of each quarter in each fiscal year of Holdings, a certificate of the principal financial officer of Holdings showing both the Applicable Margin for the next quarter and the detailed computations necessary to calculate the Applicable Margin (an "Applicable
                                                                    ----------
     Margin Certificate"); and
     ------------------

          (g) promptly, such additional financial and other information as any Lender or either of the Investors may from time to time reasonably request.

          10.3   Payment of Obligations. Pay, discharge or otherwise satisfy at
          -----------------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or any Subsidiary of Holdings, as the case may be.

          10.4   Conduct of Business and Maintenance of Existence. Continue to
          -------------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 11.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          10.5   Maintenance of Property; Insurance. (a)  Keep and maintain all
          -----------------------------------------
property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          10.6   Inspection of Property; Books and Records; Discussions. Keep
          -------------------------------------------------------------
proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of either of the Investors or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and Subsidiaries of Holdings with officers and employees of Holdings and Subsidiaries of Holdings and with its independent certified public accountants; provided, however, that no such visit, inspection or examination or
             --------
discussion shall unreasonably disrupt or interfere with normal operations of Holdings or any of its Subsidiaries and any such representatives of such Investor, Agent and the Lenders shall be accompanied by a Responsible Officer of Holdings. No failure to comply with any request for the exercise of rights hereunder shall be cause for any Event of Default unless such request is submitted in writing to Holdings with reference to this Section 10.6.

          10.7   Notices. Promptly give notice to the Investors, Agent and each
          --------------
Lender of:

          (a) the occurrence of any Default or Event of Default of which any Guarantor has actual knowledge;

          (b) any (i) default or event of default by any Guarantor or any of its Subsidiaries under or with respect to any of their respective Contractual Obligations in any respect which, if not cured, would reasonably be expected to have a Material Adverse Effect, or to Guarantor's knowledge any default or event of default by any third party under or with respect to any Contractual Obligation of said third party with any Guarantor or any of its Subsidiaries in a respect which, if not cured, would reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding of which any Guarantor has actual knowledge which may exist at any time between any Guarantor or any Subsidiary of such Guarantor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting any Guarantor or any Subsidiary of such Guarantor of which such Guarantor has actual knowledge in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought and which if adversely determined would reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after any Guarantor has actual knowledge thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or such Guarantor, any Commonly Controlled Entity with respect to the termination of any Single Employer Plan; and

          (e) a development or event which has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Guarantor proposes to take with respect thereto.

          10.8   Environmental Laws.
                 -------------------

          (a) Comply in all material respects with, and undertake all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and undertake all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, and upon discovery of any non-compliance or suspected non-compliance, undertake all reasonable efforts to attain full compliance;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the failure to so conduct, complete or take such actions, or to comply with such orders and directives, would not in the aggregate reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Investors, the Lessor, the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the real property owned or operated by any Guarantor or any Subsidiary of such Gurantor, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

          (d) Maintain a program to identify and promote substantial compliance with and to minimize prudently any liabilities or potential liabilities under any Environmental Law that may affect any Guarantor or any of its Qualified Subsidiaries.

          10.9   Subsequent Guarantees. Each Guarantor shall cause each
          ----------------------------
Qualified Subsidiary (other than the TIDES Trust, HMS, MAC and Collicut) of such Guarantor for which the aggregate value of all assets owned by such Qualified Subsidiary is or becomes greater than $20,000,000, to execute an amendment to this Guarantee, substantially in the form of Exhibit A hereto within one-year
                                             ---------
after the later of (i) the date on which such Qualified Subsidiary becomes a Subsidiary of such Guarantor and (ii) the date on which such Qualified Subsidiary's assets attain an aggregate value in excess of $20,000,000; provided, however, that if during such one-year period the aggregate value of
--------  -------
such Qualified Subsidiary's assets is or becomes $20,000,000 or less, such Qualified Subsidiary shall not be required to become a party to this Guarantee.

          11.    Negative Covenants. Each Guarantor hereby agrees that so long
          -------------------------
as this Guarantee is in effect and until the Commitments have terminated and the Guaranteed Obligations and all amounts owing hereunder are paid in full, the Guarantor shall not, directly or indirectly:

          11.1    Financial Condition Covenants. (a) Maintenance of Consolidated
          -------------------------------------      ---------------------------
Indebtedness to Consolidated Capitalization. Permit the ratio (expressed as a
-------------------------------------------
percentage) of Consolidated Indebtedness to Consolidated Capitalization of Holdings as at the end of any of Holdings' fiscal quarters to be greater than
 .65 to 1.0; provided that for purposes of calculating the numerator of the
            --------
foregoing ratio, Consolidated Indebtedness shall exclude seventy percent (70%) of the Indebtedness in respect of the TIDES Debentures.

          (b)    Current Ratio. Permit the Current Ratio of Holdings at the end
                 -------------
     of any of Holdings' fiscal quarters to be less than 1.0 to 1.0.

          (c)    Consolidated Indebtedness to Consolidated Adjusted EBITDA.
                 ---------------------------------------------------------
     Permit the ratio of Consolidated Indebtedness of Holdings to Consolidated Adjusted EBITDA for the four consecutive fiscal quarters of Holdings most recently ended to be greater than 5.25 to 1.0; provided that for purposes
                                                    --------
     of calculating the numerator of the foregoing ratio, Consolidated Indebtedness of Holdings shall exclude seventy percent (70%) of the Indebtedness in respect of the TIDES Debentures.

          (d)    Consolidated Indebtedness to Consolidated EBITDA. Permit the
                 ------------------------------------------------
     ratio of Consolidated Indebtedness to Consolidated EBITDA of Holdings for the four consecutive fiscal quarters of Holdings most recently ended ("Consolidated Indebtedness Ratio") to be greater than 4.0 to 1.0; provided
       -------------------------------                                  --------
     that for purposes of calculating the numerator of the foregoing ratio, Consolidated Indebtedness of Holdings shall exclude seventy percent (70%) of the Indebtedness in respect of the TIDES Debentures.

          (e)    Interest Coverage Ratio. Permit the ratio of Consolidated
                 -----------------------
     EBITDA to Consolidated Interest Expense of Holdings for the period of four consecutive fiscal quarters of Holdings most recently ended to be less than
     2.5 to 1.0.; provided that for purposes of calculating the foregoing ratio,
                  --------
     Consolidated Interest Expense of Holdings shall exclude any accrued but unpaid interest to the TIDES or TIDES Debentures.

          11.2   Limitation on Indebtedness. Create, incur, assume or suffer to
          ---------------------------------
exist any Indebtedness, except:

          (a) Indebtedness in respect of the loans, and other obligations of the Gurantors under the Corporate Credit Agreement and the other Loan Documents as defined in the Corporate Credit Agreement;

          (b) Indebtedness of HCC to any of its Subsidiaries and of any such Subsidiary which is a Guarantor to HCC or any other Subsidiary of HCC;

          (c) Indebtedness outstanding on the Initial Closing Date and listed on, Schedule 11.2 and all extensions, renewals, replacements, refinancings
         -------------
     and modifications thereof permitted hereunder;

          (d) Indebtedness of Holdings and any of its Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding which is recourse only to the assets of HCC or any Subsidiaries acquired or financed with the proceeds of such Indebtedness; provided, that immediately after
                                             --------
     giving effect to the incurrence of such Indebtedness, Holdings shall be in compliance, on a pro forma basis after giving effect to such Indebtedness,
                      --- -----
     with the covenants in subsection 11.1 recomputed as at the last day of the most recently ended fiscal quarter of Holdings as if such Indebtedness had been incurred on the first day of each relevant period for testing such compliance, and Holdings shall have delivered to the Agent an officers' certificate to such effect, together with all relevant financial information;

          (e)    Indebtedness in respect of Financing Leases provided that,
                                                             --------
     after giving effect thereto, subsection 11.7 is not contravened;

          (f) Indebtedness in respect of Subordinated Debt, the terms and conditions of which have been approved in writing by the Required Lenders and Investors and all extensions, renewals, replacements, refinancings and modifications thereof permitted hereunder;

          (g) Indebtedness of Unqualified Subsidiaries of Holdings; provided that any such Indebtedness is Non-Recourse Indebtedness;

          (h) Indebtedness of a Person which becomes a Subsidiary after the date hereof in an aggregate principal amount not exceeding as to Holdings and its Subsidiaries $10,000,000 at any time outstanding, provided that (i)
                                                               --------
     such indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such Person by Holdings or any of its Subsidiaries no Default or Event of Default shall have occurred and be continuing;

          (i)    Indebtedness in respect of Equipment Lease Tranche A Loans; and

          (j) Indebtedness not contemplated by clauses (a)-(i) above not exceeding $20,000,000 in the aggregate at any time outstanding.

          11.3   Limitation on Liens. Create, incur, assume or suffer to exist
          --------------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                            --------
     respect thereto are maintained on the books of Holdings or any Subsidiary of Holdings, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

          (f) leases or subleases granted to third Persons not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

          (g) Liens arising from UCC financing statements regarding leases permitted by this Agreement or the Equipment Leases;

          (h) any interest or title of a lessor or sublessor under any lease permitted by the Corporate Credit Agreement or the Equipment Leases;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods so long as such Liens attach only to the imported goods;

          (j) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

          (k) Liens created pursuant to Financing Leases permitted pursuant to Section 11.2(e);

          (l)    Liens in existence on the Initial Closing Date listed on,
     Schedule 11.3(l), securing Indebtedness permitted by subsection 11.2(C),
     ---------------
     provided that no such Lien is spread to cover any additional property after
     --------
     the Initial Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (m) Liens on (i) natural gas compressors and related equipment, and usual accessories and improvements and proceeds thereof (other than the Equipment), and (ii) oil and gas production equipment, in each case, the acquisition of which were financed with the proceeds of the Indebtedness permitted by subsection 11.2(e) and which secures only such Indebtedness, provided that any such Lien is placed upon such natural gas compressor or
     --------
     related equipment or such oil and gas production equipment at the time of the acquisition of such natural gas compressors or related equipment or such oil and gas production equipment by Holdings or any of its Subsidiaries and the Lien extends to no other property, and provided,
                                                                 --------
     further, that no such Lien is spread to cover any additional property after
     -------
     the date such Lien attaches and that the amount of Indebtedness secured thereby is not increased;

          (n) Liens on assets of the Guarantors listed on Schedule 11.3(n), provided that no such Lien is spread to cover any additional property after
     --------
     the Initial Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (o) Liens on the assets of Unqualified Subsidiaries of Holdings securing Indebtedness of such Unqualified Subsidiaries permitted under
     Section 11.2(g);

          (p) Liens securing Derivatives entered into by Holdings and its Subsidiaries which are permitted hereunder;

          (q) Liens securing Indebtedness of Holdings or any Subsidiary permitted under subsection 11.2(d) so long as such Liens attach only to the assets acquired or financed pursuant to such subsection;

          (r) Liens on the property or assets of a Person which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 11.2(h), provided that (i) such Liens existed at the time such
                         --------
     Person became a Subsidiary and were not created in anticipation thereof,
     (ii) any such Lien is not spread to cover any property or assets of such Person after the time such Person becomes a Subsidiary, and (iii) the amount of Indebtedness secured thereby is not increased;

          (s) Liens that arise in connection with the Equipment Lease Transactions;

          (t)    Liens listed on Schedule 11.3(t); and
                                 ----------------

          (u) Liens not otherwise permitted in clauses (a)-(t) above securing Indebtedness not exceeding $2,500,000 in the aggregate.

          11.4   Limitation on Guarantee Obligations. Create, incur, assume or
                 -----------------------------------
suffer to exist any Guarantee Obligation except:

          (a)    the Corporate Guarantees and the Equipment Lease Guarantees;

          (b) up to $5,000,000 in the aggregate of Guarantee Obligations of HCC or any of its Subsidiaries in connection with indebtedness incurred by customers of HCC or any of its Subsidiaries; provided, that the proceeds of
                                                  --------
     any such indebtedness shall be used by such customers to purchase natural gas compressors or oil and gas production equipment from HCC or any of its Subsidiaries;

          (c) Guarantee Obligations (in respect of obligations not constituting Indebtedness) arising under agreements entered into by HCC or any of its Subsidiaries in the ordinary course of business;

          (d)    guarantees in respect of Indebtedness (other than Subordinated
     Debt) permitted under the Corporate Credit Agreement;

          (e) Guarantee Obligations of Holdings and any of its Subsidiaries arising pursuant to the Equipment Lease Transactions;

          (f) the Guarantee Obligations of HCC in the nature of a guarantee or indemnification for, in each case, performance obligations (and not Indebtedness) as contemplated by the HMS Transactions; and

          (g) the Subordinated Guarantee Obligations of Holdings arising under the TIDES Guarantees.

          11.5   Limitations on Fundamental Changes. Enter into any merger,
          -----------------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Qualified Subsidiary may be merged or consolidated with or into any other Qualified Subsidiary; provided, that a Qualified Subsidiary
                                          --------
     shall be the continuing or surviving corporation;

          (b) Holdings or any Qualified Subsidiary may be merged or consolidated with any other Person organized under a jurisdiction of the United States with assets held primarily in the United States; provided,
                                                                    --------
     that Holdings or such Qualified Subsidiary shall be the continuing or surviving corporation; the Agent is provided with written notice, and after giving effect thereto no Default or Event of Default would exist or reasonably be expected to be caused thereby;

          (c) any Qualified Subsidiary may sell, lease, assign, transfer or otherwise dispose of any or all of its assets to Holdings or any Qualified Subsidiary;

          (d) any Unqualified Subsidiary may be merged or consolidated with or into any other Person and/or may sell, lease, assign, transfer or otherwise dispose of any of its assets (upon voluntary liquidation or otherwise) to any other Person provided that, if merged or consolidated
                                    --------
     with or into a Qualified Subsidiary, the Qualified Subsidiary will remain as a "Qualified Subsidiary" after the merger;

          (e)    pursuant to the Equipment Lease Transactions;

          (f) the TIDES Trust may wind up or dissolve itself (or suffer a liquidation or dissolution), or convey, assign, transfer or otherwise dispose of, all or substantially all of its property, business or a assets, as contemplated by the TIDES Declaration of Trust;

          (g) any of the HMS Entities may wind up, dissolve (or suffer a liquidation or dissolution), or convey, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; and

          (h) HCC may merge with another Subsidiary of Holdings in connection with the Restructuring.

          11.6   Limitation on Sale or Lease of Assets. Convey, sell, lease,
          --------------------------------------------
assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a) obsolete or worn out property disposed of in the ordinary course of business, provided that the aggregate value of obsolete or worn out natural gas compressors and oil and gas production equipment disposed of in the ordinary course of business does not exceed $5,000,000 during any fiscal year of Holdings;

          (b) the sale of inventory in the ordinary course of business, provided that if such inventory is comprised of natural gas compressors or oil and gas production equipment, such natural gas compressors or oil and gas production equipment were never part of the natural gas compressors or oil and gas production equipment leased or held for lease by HCC or any of its Subsidiaries;

          (c) the lease or sublease by HCC or any of its Subsidiaries as lessor of natural gas compressors and oil and gas production equipment in the ordinary course of business under operating leases (which do not constitute Financing Leases);

          (d) the sale or discount without recourse of defaulted accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (e)    as permitted by subsection 11.5;

          (f) the sale of natural gas compressors and oil and gas production equipment, other than disposals and sales covered by clauses (a) and (b) above, provided that the fair market value of natural gas compressors and
            --------
     oil and gas production equipment sold during the term of this Agreement does not exceed ten percent of the aggregate fair market value of all natural gas compressors and oil and gas production equipment owned by HCC and its Qualified Subsidiaries; provided further that if the proceeds are
                                     -------- -------
     reinvested in natural gas compressors or oil and gas production equipment to be owned by HCC or its Qualified Subsidiaries within nine months after the sale of the assets which produced such proceeds, such proceeds shall not be included for purposes of this covenant;

          (g) the lease by the Real Estate Subsidiary or any other Qualified Subsidiary as lessor of real estate properties to HCC or any Qualified Subsidiary of HCC for use by HCC or such Qualified Subsidiary as the site of its offices and facilities;

          (h) the sale of natural gas compressors to the Lessor in connection with the Equipment Lease Transactions; and

          (i)    the lease of assets as listed on Schedule 11.6(i).

          11.7   Limitation on Leases. Permit Consolidated Lease Expense for any
          ---------------------------
fiscal year of Holdings to exceed $10,000,000, except to the extent any such excess results from expenses relating to any Equipment True Leases.

          11.8   Limitation on Dividends. Declare or pay any dividend (other
          ------------------------------
than dividends payable solely in common stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such Person or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings or any Subsidiary of Holdings, except that if no Default or Event of Default exists or would reasonably be expected to be caused thereby (i) Subsidiaries of Holdings may declare and pay dividends to Holdings (to the extent necessary to pay interest on, or redeem, the TIDES Debentures or to cover operating expenses of Holdings) and other shareholders of such Subsidiaries and the TIDES Trust may redeem the TIDES as contemplated by the TIDES Declaration of Trust, (ii) Holdings may repurchase or redeem shares of Holdings common stock from its employees and former employees so long as the aggregate amount of all such repurchases since the Closing Date does not exceed $7,500,000, (iii) Holdings may make open market repurchases of shares of Holdings common stock so long as the aggregate amount of all such repurchases since the Closing Date does not exceed $25,000,000, (iv) Holdings may declare or pay dividends on and make mandatory stock repurchases (pursuant to the terms of the applicable certificate of designation) of its preferred stock, if any, (v) Holdings may declare or pay dividends on shares of Holdings common stock, provided that the aggregate amount of such declarations
                       --------
or payments pursuant to this clause (v) above does not exceed 25% of the Consolidated Net Income of Holdings for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the

Closing Date to the end of Holdings' most recently ended fiscal quarter for which financial statements have been delivered to the Agent and the Lenders pursuant to subsection 10.1 at or prior to the time of such declaration or payment and (vi) HCC may declare and pay dividends or make distributions to Holdings to the extent necessary to allow Holdings to make payments on its promissory notes to be issued in favor of the sellers of the KCC Group Limited so long as (A) the aggregate amount of such declarations, payments or distributions pursuant to this clause (vi) does not exceed (Pounds)6,000,000
(UK) plus accrued interest thereon and (B) no such dividend may be paid more than three Business Days prior to the date the equivalent payment is made on such notes.

          11.9   Limitation on Derivatives. Enter into or assume any obligations
          --------------------------------
with respect to any Derivatives except for Derivatives used by Holdings or any of its Subsidiaries in reducing the interest rate risk exposure or foreign currency risk exposure of Holdings and its Subsidiaries which have been provided by a lender under the Corporate Credit Agreement or the Equipment Lease Transactions; provided, that the aggregate notional amounts of such Derivatives
              --------
shall not exceed the aggregate amount of loans outstanding under the Corporate Credit Agreement and the Equipment Lease Transactions.

          11.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (all of the foregoing being herein collectively referred to as "Investments"), any Person,
                                                    -----------
except:

          (a)    extensions of trade credit in the ordinary course of business;

          (b)    Investments in Cash Equivalents;

          (c) loans and advances to employees of such Person or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for Holdings and its Subsidiaries not to exceed $250,000 at any one time outstanding;

          (d) Investments by Holdings in its Subsidiaries which are or become Guarantors and investments by such Subsidiaries which are or become Guarantors in Holdings and in other Subsidiaries of Holdings which are or become Guarantors;

          (e) Investments by Holdings in the Real Estate Subsidiary in an aggregate amount not to exceed $5,000,000 plus amounts necessary to maintain and operate the real property and improvements thereon owned by the Real Estate Subsidiary;

          (f) Investments in Unqualified Subsidiaries of Holdings not to exceed $20,000,000 in the aggregate;

          (g) Investments constituting Permitted Business Acquisitions so long as, after giving effect to the consummation of the transactions contemplated by each Permitted

     Business Acquisition, the Loans to be made and the Letters of Credit to be issued under the Corporate Credit Agreement and the loans to be made under the Equipment Lease Credit Agreements in connection therewith, the sum of
     (i) the cash and Cash Equivalents then held by Holdings, (ii) the Available Commitments of all the Lenders under the Corporate Credit Agreement, and
     (iii) the Available Commitments and Available Investor Commitments under the Equipment Lease Participation Agreements at such time, equals at least $20,000,000;

          (h)  Investments or acquisitions by Holdings or its Subsidiaries in
     (i) up to 50% of the shares of capital stock, partnership interests, joint venture interests, limited liability company interests or other similar equity interests in, a Person (other than a Subsidiary), or (ii) loans or advances to a Person (other than a Subsidiary), provided that the aggregate
                                                     --------
     amount of all such loans, advances, investments or acquisitions does not exceed $25,000,000 in any fiscal year;

          (i) Loans to employees, officers and directors of Holdings and its Subsidiaries to acquire shares of capital stock of Holdings not to exceed $20,000,000; and

          (j) the purchase by the TIDES Trust of the TIDES Debentures, as contemplated under the TIDES Declaration of Trust.

          11.11  Limitation on Optional Payments and Modifications of Debt
          ----------------------------------------------------------------
Instruments. (i) Make any optional payment or prepayment on or redemption,
-----------
purchase or defeasance of any portion of the Shareholder Subordinated Debt, (ii) make any optional payment or prepayment in excess of $10,000,000 during any calendar year on or redemption of any Indebtedness other than (a) redemptions of any portion of the TIDES Debentures pursuant to the TIDES Indenture or redemptions of any portion of the TIDES pursuant to the TIDES Declaration of Trust or (b) any optional payment, prepayment or redemption of any Indebtedness pursuant to the Corporate Credit Agreement, the Equipment Lease Credit Agreements or (iii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness other than (a) any Indebtedness pursuant to the Corporate Credit Agreement, the Equipment Lease Credit Agreements or (b) any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon, or any amendment or waiver which would render the terms of such Indebtedness less restrictive.

          11.12  Transactions with Affiliates. Except for transactions of a
          -----------------------------------
type set forth on Schedule 11.12, enter into any transaction, including, without
                  --------------
limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of Holdings' or such Subsidiary's business and is upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

          11.13  Sale and Leaseback. Except for the transactions of a type set
          -------------------------
forth on Schedule 11.13, enter into any arrangement with any Person where Holdings or any of the Subsidiaries of Holdings is the lessee of real or personal property which has been or is to be sold or transferred by Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings or such Subsidiary (any of such arrangements, a "Sale
                                                                         ----
and Leaseback Transaction"), except that (i) HCC and its Subsidiaries may enter
-------------------------
into Financing Leases as lessee for natural gas compressors and oil and gas production equipment if after giving effect thereto subsection 11.2 is not contravened and (ii) HCC may enter into Sale and Leaseback Transactions as lessee for natural gas compressors in connection with the Equipment Lease Transactions.

          11.14  Corporate Documents. Amend its Certificate of Incorporation in
          --------------------------
any way adverse to the interests of the Agent and the Lenders.

          11.15  Fiscal Year. Permit the fiscal year of Holdings to end on a day
          ------------------
other than December 31.

          11.16  Nature of Business. Engage in any business other than (a) the
          -------------------------
leasing, maintenance, purchase, sale and operation of natural gas compressor units and oil and gas production equipment, (b) the design, engineering and fabrication of natural gas compressor units, (c) the design, engineering and fabrication of oil and gas production equipment, (d) the provision of contract compression and related services, (e) the provision of gas metering services as contemplated under the HMS Transactions, and (f) any activities related thereto which are consistent with past practice and conducted in the ordinary course of business.

          11.17  Unqualified Subsidiaries. Permit any Unqualified Subsidiary to
          -------------------------------
directly or indirectly own any assets (other than cash or Cash Equivalents located in bank accounts at Chase) which are located in the United States of America or any territory thereof.

          12.    Miscellaneous.
                 -------------

          12.1   Notices. All notices, requests and demands to or upon the
                 -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid, or (d) in the case of facsimile notice, when sent and receipt has been confirmed, addressed as follows:

          (a) if to the Agent or any Lender, at its address or transmission number for notices provided in Section 9.2 of the Credit Agreement; and

          (b) if to any Guarantor, at its address or transmission number for notices set forth on the signature page below.

          (c) if to the Investors, at their address or transmission number for notices provided in Section 13.3 of the Participation Agreement.

The Investors, Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this
Section 12.

          12.2   Severability. Any provision of this Guarantee which is
          -------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.3   Integration. This Guarantee and the other Operative Agreements
          ------------------
represents the agreement of the Guarantors with respect to the subject matter hereof and there are no promises or representations by the Investors, Agent, any Lender or any Guarantor relative to the subject matter hereof not reflected herein or in the other Operative Agreements.

          12.4   Amendments in Writing; No Waiver; Cumulative Remedies (a) None
          ------------------------------------------------------------
of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except as provided in Section 9.1 of the Credit Agreement.

          (b) Neither the Investors, Agent nor any Lender shall not by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Investors, Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by both Investors, Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Investors, Agent or such Lender would otherwise have on any future occasion.

          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          12.5   Section Headings. The section headings used in this Guarantee
          -----------------------
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          12.6   Successors and Assigns. This Guarantee shall be binding upon
          -----------------------------
the successors and assigns of the Guarantors and shall inure to the benefit of the Investors, Agent and the Lenders and their successors and assigns.

          12.7   SUBMISSION TO JURISDICTION; WAIVERS. (a) EACH GUARANTOR HEREBY
          ------------------------------------------
IRREVOCABLY AND UNCONDITIONALLY:

          (b) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER OPERATIVE AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGEMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (c) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (d) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

          (e) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

          (f) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES.

          12.8   GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND
          --------------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          12.9   Survival of Representations, Warranties, etc. All
          ---------------------------------------------------
representations, warranties, covenants and agreements made herein and in statements or certificates delivered pursuant hereto shall survive any investigation or inspection made by or on behalf of the Lessor and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of all the Guaranteed Obligations, and until performance in full of all obligations of HCC in accordance with the terms and provisions of such agreements.

          12.10  Authority of Agent. Each Guarantor acknowledges that the rights
          -------------------------
and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Investors, Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          12.11  Third Party Beneficiaries. Each Guarantor expressly
          --------------------------------
acknowledges and agrees that each Indemnified Person shall be a third party beneficiary of this Guarantee.

          12.12  Right of Contribution. Each Guarantor hereby agrees that to the
          ----------------------------
extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 4 hereof. The provisions of this Section shall in no respect limit the obligations and liabilities of any Guarantor to Beneficiaries and each Guarantor shall remain liable to the Beneficiaries for the full amount guaranteed by such Guarantor hereunder.

          12.13  WAIVER OF JURY TRIAL. THE GUARANTORS EACH HEREBY IRREVOCABLY
          ---------------------------
AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    HANOVER COMPRESSOR COMPANY

                                    By:  ______________________________
                                         Name:
                                         Title:



                                    HANOVER COMPRESSION INC.

                                    By:  ______________________________
                                         Name:
                                         Title:

                                             HANOVER COMPRESSOR LIMITED
                                             HOLDINGS, LLC

                                             by Hanover General Holdings, Inc.,
                                             as sole member


                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                             HANOVER MAINTECH LIMITED
                                             PARTNERSHIP

                                             by Hanover General Holdings, Inc.,
                                             As general partner



                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                             HANOVER/SMITH LIMITED
                                             PARTNERSHIP

                                             by Hanover General Holdings, Inc.,
                                             as general partner


                                             By:  ______________________________
                                                  Name:
                                                  Title:

                                             HANOVER LAND LIMITED
                                             PARTNERSHIP

                                             by Hanover General Holdings, Inc.,
                                             general partner


                                             By:  ______________________________
                                                  Name:
                                                  Title:

Address for Notices for all Guarantors:

12001 North Houston Rosslyn
Houston, Texas 77806
Attention: Chief Financial Officer
Telecopy:  281-477-0821




with a copy to:

Latham & Watkins
Sears Tower, Suite 5800
233 South Wacker Drive
Chicago, Illinois 60606
Attention: Richard S. Meller and Michael A. Pucker
Telecopy:  312-993-9767